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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 24, 1995 included in Delphi Information Systems, Inc.'s Form 10-K for the year ended March 31, 1995 and to all references to our firm included in this registration statement.



                                           /s/ ARTHUR ANDERSEN LLP
                                               Arthur Andersen LLP


Chicago, Illinois
September 6, 1995